                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential, for use of the
                                              commission only (as permitted by
                                              rule 14A-6 (E) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule
    14a-11 (c) or Rule 14a-12

                           PRINCETON VIDEO IMAGE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4) Proposed maximum aggregate value of transaction:

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
       (5) Total fee paid:

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[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

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

                          PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                            LAWRENCEVILLE, NJ 08648

To Our Shareholders:

     You are most cordially invited to attend the 1998 Annual Meeting of Shareholders of Princeton Video Image, Inc. at 9:00 AM, local time, on Thursday, December 10, 1998, at the Company's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                          Sincerely,

                                          Brown F Williams
                                          Chairman of the Board

Princeton Video Image, Inc.
15 Princess Road
Lawrenceville, NJ 08648

                          PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                            LAWRENCEVILLE, NJ 08648

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 10, 1998

     The Annual Meeting of Shareholders (the "Meeting") of Princeton Video Image, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey on Thursday, December 10, 1998, at 9:00 AM, local time, for the following purposes:

     (1) To elect six (6) directors to serve until the Annual Meeting of Shareholders to be held in 1999 and until their successors shall have been duly elected and qualified;

     (2) To consider and vote upon a proposal to ratify the amendment of the Company's Amended 1993 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the plan from 1,560,000 shares to 2,160,000 shares;

     (3) To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending June 30, 1999; and

     (4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on Friday, November 6, 1998, are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Company's principal executive offices at 15 Princess Road, Lawrenceville, NJ 08648 for a period of 10 days prior to the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          Samuel A. McCleery,
                                          Vice President, Marketing and Sales,
                                          and Assistant Secretary

Lawrenceville, New Jersey
October 28, 1998

       THE COMPANY'S 1998 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                          PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                            LAWRENCEVILLE, NJ 08648

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Princeton Video Image, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on December 10, 1998, (the "Meeting") at the Company's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey, at 9:00 AM, local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $.01 par value ("Common Stock"), as of the close of business on Friday, November 6, 1998, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. As of the date of this Proxy Statement, there were 8,183,552 shares of Common Stock issued, outstanding and entitled to vote.

     If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the nominees below as directors, (ii) FOR the proposal to ratify the amendment of the Company's Amended 1993 Stock Option Plan, (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the year ending June 30, 1999, and
(iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it any time before it is voted by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     Directors are elected by a plurality vote. All other actions proposed herein may be taken upon the affirmative vote of shareholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy. Only votes cast "for" a matter will constitute affirmative votes. Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (i.e., broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of such proposals. Similarly, abstentions to a proposal are not counted as votes cast and, accordingly, will have no effect on the outcome of a vote on such proposal.

     This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about November 9, 1998. The Annual Report to Shareholders of the Company for the year ended June 30, 1998, including financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all shareholders of record as of November 6, 1998. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders may supply such material to beneficial owners.

                             ELECTION OF DIRECTORS

     At the Meeting, directors are to be elected to hold office until the Annual Meeting of Shareholders to be held in 1999 and until their successors shall have been elected and qualified. The nominees for election to the

Board of Directors are Brown F Williams, Lawrence Lucchino, Jerome J. Pomerance, Enrique F. Senior, Eduardo Sitt and John B. Torkelsen.

     It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as director of each of the persons named above, whose biographies appear below. There are currently seven members of the Board. Pursuant to action of the Board, the number of members of the Board of Directors will be reduced to six members immediately prior to the Meeting because Mr. Greenlaw has advised the Company that he will not stand for re-election. All of the persons whose names and biographies appear below are at present directors of the Company. In the event any nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees have consented to being named in this Proxy Statement and to serve if elected.

     The current Board of Directors, including the nominees, is comprised of the following persons:

                                      SERVED AS A
NAME                          AGE    DIRECTOR SINCE          POSITIONS WITH THE COMPANY
----                          ---    --------------    --------------------------------------
Brown F Williams(1).........  57          1990         Chairman of the Board
Douglas J. Greenlaw.........  54          1997         President, Chief Executive Officer and
                                                       Director
Lawrence Lucchino(1)........  53          1994         Director
Jerome J. Pomerance(1)......  57          1992         Director
Enrique F. Senior(1)........  55          1994         Director
Eduardo Sitt(1).............  67          1993         Director
John B. Torkelsen(1)........  53          1995         Director

---------------
(1) The nominees for election to the Board of Directors.

     The principal occupations and business experience, for at least the past five years, of each nominee are as follows:

     BROWN F WILLIAMS is a co-founder of the Company and its Chairman of the Board. Prior to his election as Chairman of the Board in January 1997, Mr. Williams served the Company as its President and Chief Executive Officer, and he has been a director of the Company since its organization in July 1990. Mr. Williams also served as the Treasurer of the Company prior to Mr. Lawrence L. Epstein's election to such office in February 1998. Mr. Williams is a senior executive with more than 25 years experience in the development of high technology products, primarily during his 20 years with RCA Laboratories, Inc. Until 1987, Mr. Williams was a Vice President of David Sarnoff Research Center, Inc. with responsibility for both hardware and software contract research businesses. Between 1987 and 1991, Mr. Williams was active in a number of start-up companies, either as a consultant on behalf of the funding groups or as an executive employee on behalf of the managements of such companies. Mr. Williams has had significant experience in product development, product introduction and licensing in Europe and Japan, as well as in the United States.

     DOUGLAS J. GREENLAW joined the Company in January 1997, when he was elected President and Chief Executive Officer. Mr. Greenlaw was elected to the Board of Directors of the Company in October 1997. Mr. Greenlaw has advised the Company that he will not stand for re-election to the Board of Directors. Mr. Greenlaw has also announced that he plans to step down as President and Chief Executive Officer by the end of calendar year 1998. From 1994 through 1996, Mr. Greenlaw was President and Chief Operating Officer of Multimedia, Inc. Mr. Greenlaw also served on the board of directors of Multimedia and was Chairman of its Executive Committee. Before joining Multimedia, Mr. Greenlaw had been Chairman and Chief Executive Officer of Whittle Communications' Venture Division from 1991 through 1994.

     LAWRENCE LUCCHINO has been a director of the Company since October 1994. Mr. Lucchino enjoys a wide variety of connections with the professional sports industry. In addition to his prior service as a member of the board of directors of the Washington Redskins, an NFL team, Mr. Lucchino was also a member of the MLB

Operations Committee. He has served as President and Chief Executive Officer of the ownership group of the San Diego Padres since December 1994. Prior to his service with the Padres, Mr. Lucchino was a partner at the Washington, D.C. law firm of Williams & Connolly from October 1993 to December 1994. Mr. Lucchino also served as President of the Baltimore Orioles from May 1988 until October 1993.

     JEROME J. POMERANCE was elected to the Board of Directors of the Company in 1992. He has served as the President of J.J. Pomerance & Co., Inc., a firm providing strategic international business advice for product development and applications, since November 1991. Prior to his founding of that firm, Mr. Pomerance was Chief Operating Officer and Vice-Chairman of Kroll Associates, Inc., a leading corporate investigation, due diligence and crisis management firm. Before joining Kroll in 1983, he was Treasurer, and later President and Chief Executive Officer, of a group of privately held international ophthalmic companies and a director of the Optical Manufacturers Association over a period of 20 years.

     ENRIQUE F. SENIOR has been a director of the Company since October 1994. He has been a Managing Director and Executive Vice President of Allen & Company Incorporated since 1973. Mr. Senior has been a director of Dick Clark Productions, Inc., a publicly held company, for over five years and on behalf of Allen & Company Incorporated he is, or has recently been, financial advisor to several corporations, including The Coca-Cola Company, Tri-Star Pictures, Columbia Pictures and QVC Network.

     EDUARDO SITT has been a director of the Company since October 1993. From 1964 until 1993, he was the principal shareholder and Chief Executive Officer of Hilaturas de Michoacon, S.A., a Mexican textile manufacturer. Mr. Sitt is a shareholder and, during the past five years, has served as a director of Grupo Financiero BBV-Probursa, a publicly held financial corporation and parent company of Mexico's fifth largest bank (Banco Bilbao Vizcaya, S.A.), a full service stock brokerage house (Casa de Bolsa BBV-Probursa) and several other financial firms. Mr. Sitt is the President and principal shareholder of, and the individual designated to serve on the Board of Directors of the Company by, Presencia en Medios, S.A. de C.V. ("Presencia"), a principal shareholder of the Company, and is the Presidente del Consejo of Publicidad Virtual, S.A. de C.V., a joint venture formed by the Company and Presencia. He also serves as a director of Albatros Textil, a textile manufacturer.

     JOHN B. TORKELSEN has been a director of the Company since October 1995. Since 1984, he has been President of Princeton Venture Research, Inc., an investment banking, consulting and venture capital firm that he founded. He is also President of its affiliate, PVR Securities, Inc., formed in 1987. Mr. Torkelsen has served as the President of PVR Management, Inc., an affiliate of Princeton Venture Research, Inc., since February 1998. Mr. Torkelsen is the Manager of the General Partner of Acorn Technology Fund, L.P., a venture capital fund specializing in early stage, high technology investing. Princeton Venture Research, Inc. is the investment advisor to Acorn Technology Fund. Mr. Torkelsen is currently a director of three other publicly held companies, Objective Communications, Inc. of Portsmouth, New Hampshire, Voice Control Systems, Inc. of Dallas, Texas, and Mikros Systems Corporation of Princeton, New Jersey.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors; a Finance Committee, which manages the Company's investment funds, oversees the Company's capital fundraising and reviews the performance of licensees of the Company's technology; a Standards and Practices Committee, which develops and maintains standards for customers' use of the Company's technology and oversees such use; and a Nominating Committee, which nominates candidates for election to the Board of Directors and to serve on committees of the Board. The Nominating Committee does not consider nominees recommended by shareholders.

     The Compensation Committee is comprised of Lawrence Lucchino, Enrique F. Senior and John B. Torkelsen. The Compensation Committee held one meeting during the year ended June 30, 1998. The Audit Committee is comprised of Brown F Williams, Jerome J. Pomerance, Eduardo Sitt and John B. Torkelsen. The Audit Committee did not hold a meeting during the year ended June 30, 1998. The Nominating Committee is comprised of Brown F Williams, Lawrence Lucchino, Enrique F. Senior and Douglas J. Greenlaw. The Nominating Committee did not hold a meeting during the year ended June 30, 1998. There were eleven meetings of the Board of Directors in the fiscal year ended June 30, 1998. With the exception of Messrs. Lucchino and Torkelsen, each director and each committee member attended at least 75% of all meetings of the Board of Directors and the committee(s) on which he or she served, respectively, during the period in which he or she served as a director or committee member.

COMPENSATION OF DIRECTORS

     Directors do not receive cash compensation for services on the Board of Directors or any committee thereof. The Company has granted, subject to certain conditions (including, without limitation, conditions relating to vesting), to Mr. Pomerance, options to purchase 50,000 shares, to Mr. Sitt, options to purchase 40,000 shares, to each of Messrs. Lucchino, Senior and Torkelsen, options to purchase 30,000 shares, and to Mr. Williams, options to purchase 20,000 shares, for their participation on the Board of Directors. Such options were originally issued at exercise prices ranging from $8.00 to $17.50 per share and were repriced in May 1998 so that all such options have an exercise price of $8.00. All directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings.

                               EXECUTIVE OFFICERS

     The following table identifies the current executive officers of the
Company:

            NAME               AGE          CAPACITIES IN WHICH SERVED         IN CURRENT POSITIONS SINCE
            ----               ---          --------------------------         --------------------------
Brown F Williams.............  57    Chairman of the Board                         January 1997
Douglas J. Greenlaw..........  54    President, Chief Executive Officer and       January 1997(1)
                                       Director
Samuel A. McCleery(2)........  47    Vice President, Marketing and Sales, and    November 1991(2)
                                       Assistant Secretary
Lawrence L. Epstein(3).......  44    Vice President, Finance, Chief Financial      February 1998
                                       Officer and Treasurer

---------------
(1) DOUGLAS J. GREENLAW was elected President and Chief Executive Officer in January 1997 and was elected to the Board of Directors of the Company in October 1997.

(2) SAMUEL A. MCCLEERY has been the Company's Vice President, Marketing and Sales, since November 1991 and its Assistant Secretary since October 1997. Prior to November 1991, Mr. McCleery was President of his own sports marketing and events company with clients that included the Reagan Foundation. From 1981 to 1989, Mr. McCleery served as the director of sports marketing for Prince Manufacturing, the world's largest marketer of tennis racquets. Prior to 1981, Mr. McCleery was a Director of New Business for Le Coq Sportif, a division of Adidas (France).

(3) LAWRENCE L. EPSTEIN has been the Company's Vice President, Finance, Chief Financial Officer and Treasurer since February 1998. Prior to joining the Company, Mr. Epstein was Chief Financial Officer and Vice President of Finance and Administration for Primestar Partners, L.P., the nation's second largest Direct Broadcast Satellite provider, where he was responsible for overall financial management as well as strategic and long-range planning. Prior to joining Primestar in March, 1993, Mr. Epstein held several senior financial positions with a number of CBS, Inc. units, including the CBS Television Network, CBS News and CBS owned-and-operated stations from 1979 to 1993.

                                 KEY EMPLOYEES

     Other key employees of the Company are as follows:

     Howard J. Kennedy, 49 years old, joined the Company in March 1995 and currently serves as its Director of Software Development and is responsible for evaluating and directing the technical design of all software products with emphasis on consistency and ease of implementation across product lines. Prior to joining the Company, Mr. Kennedy worked at Intel Corporation from October 1988, where he was Architect and Principal Engineer in the Multimedia Systems Technology Group. Prior to working at Intel Corp., Mr. Kennedy was co-owner of Syntex Computer Systems and was instrumental in the development of digital video interactive technology for clients including Sarnoff, Dow Jones News Retrieval and Educational Testing Service.

     Louis A. Lippincott, 45 years old, joined the Company in August 1995 and currently serves as its Director of Hardware Development. Mr. Lippincott is responsible for all hardware design and prototype implementation with special focus on reliability, speed of implementation and the integration of hardware and software strategies. Prior to joining the Company, Mr. Lippincott worked at Intel Corporation from 1988 to 1994, during which period he served as the Systems Architecture Leader in the Video Products Division and as the Team Leader and Architect of Intel's Action Media Product. From 1994 through July 1995, Mr. Lippincott worked as a consultant with respect to hardware development of PC-based digital video products.

     Roy J. Rosser, 45 years old, is a co-founder of the Company and currently serves as its Director of Product Development. As well as being one of the inventors of the technology that is the basis for the L-VIS System, Dr. Rosser is responsible for coining the "L-VIS" name. Actively involved in both field operations and software development, Dr. Rosser's special focus is devising more compelling applications of the L-VIS technology. Prior to joining the Company as a full-time employee in November 1993, Dr. Rosser served as a scientific and management consultant in the United Kingdom during 1992 and 1993. Dr. Rosser holds three US patents. Before inventing L-VIS, Dr. Rosser was a research physicist at the Princeton Plasma Physics Laboratory and a consultant to Laser Division, Rutherford-Appleton Laboratories, Oxford, England.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended June 30, 1998 and 1997 of the Company's chief executive officer and certain other highly compensated executive officers of the Company who were serving as executive officers at June 30, 1998 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL             LONG TERM
                                              COMPENSATION      COMPENSATION STOCK
                                            ----------------      OPTION AWARDS        ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY     (NUMBER OF SHARES)    COMPENSATION
---------------------------                 ----     ------     ------------------    ------------
Brown F Williams..........................  1998    $225,000           (1)              $261,250(2)
  Chairman of the Board                     1997     225,000           (1)                    --
Douglas J. Greenlaw.......................  1998    $225,000           (1)                    --
  President and Chief Executive Officer     1997     106,725           (1)                    --
Samuel A. McCleery........................  1998    $150,000           (1)              $ 99,000(2)
  Vice President, Marketing and Sales       1997     150,000           (1)                    --

---------------
(1) See "Option Grants in Last Fiscal Year" below, including the notes thereto.

(2) Reflects a compensation charge recorded by the Company in connection with the exercise of warrants in July 1997. See "Certain Relationships and Related Transactions -- Transactions with Management and
    Others -- Indebtedness of Management."

     The following table sets forth certain information concerning grants of stock options(1) during the fiscal year ended June 30, 1998, to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        NUMBER OF     PERCENTAGE OF
                                        SECURITIES    TOTAL OPTIONS
                                        UNDERLYING      GRANTED TO      EXERCISE OR
                                         OPTIONS       EMPLOYEES IN     BASE PRICE
NAME                                     GRANTED      FISCAL 1998(1)     PER SHARE     EXPIRATION DATE
----                                    ----------    --------------    -----------    ---------------
Brown F Williams......................   20,000(2)         1.6%            $8.00         March 2001
                                        150,000(3)        12.4%                         January 2007
Douglas J. Greenlaw...................  120,293(4)         9.9%            $8.00       February 2007
Samuel A. McCleery....................   20,000(5)         1.6%            $2.50       September 2007
                                         50,000(6)         4.1%            $8.00         March 2007
                                         47,200(7)         100%(7)         $8.00            (7)

---------------
(1) Except as set forth in note (7) below with respect to the issuance of certain contingent warrants to Mr. McCleery, the option grants set forth in the table above, and discussed in the notes below, were issued pursuant to the Company's Amended 1993 Stock Option Plan.

(2) On March 28, 1996, Mr. Williams was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $17.50 per share with an expiration date of March 28, 2001. On May 28, 1998 the option was repriced to $8.00 per share. See "Compensation Committees' Report on Repricing of Options" below. 15,555 shares underlying the repriced option were vested as of May 28, 1998 and the remaining 4,445 shares vest in 8 equal monthly installments commencing in June 1998.

(3) On January 24, 1997, Mr. Williams was granted an option to purchase 150,000 shares of Common Stock at an exercise price of $20.00 per share with an expiration date of January 24, 2007. On May 28, 1998, such option was repriced to $8.00 per share. See "Compensation Committees' Report on Repricing of Options" below. 66,666 shares underlying the repriced option were vested as of May 28, 1998 and the remaining 83,334 shares vest in 20 equal monthly installments commencing in June 1998.

(4) On February 1, 1997, Mr. Greenlaw was granted an option to purchase 210,000 shares of Common Stock at an exercise price of $20.00 per share with an expiration date of February 1, 2007. In May 1998, in connection with the amendment to Mr. Greenlaw's employment agreement, the option was repriced to $8.00 per share and amended such that 70,293 shares were deemed exercisable as of May 31, 1998 and an additional 50,000 shares vest in 30 equal monthly installments commencing in June 1998. The right to purchase the remaining 89,707 shares was cancelled. See "Compensation Committees' Report on Repricing of Options" below.

(5) The option, which was granted in September 1997 and vested immediately, was granted to replace warrants to purchase 20,000 shares of Common Stock that had been granted to Mr. McCleery when he joined the Company in November 1991 and subsequently expired, unexercised.

(6) On March 4, 1997, Mr. McCleery was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $20.00 per share with an expiration date of March 4, 2007. On May 28, 1998 the option was repriced to $8.00 per share. See "Compensation Committees' Report on Repricing of Options" below. 19,444 shares underlying the repriced option were vested as of May 28, 1998 and the remaining 30,556 shares vest in 22 equal monthly installments commencing in June 1998.

(7) On September 15, 1993, November 3, 1993 and November 4, 1994, the Company issued five year warrants to Mr. McCleery to purchase 20,000, 13,600 and 13,600 shares of Common Stock, respectively, at an exercise price of $2.50 per share. As of May 28, 1998, the Company issued Mr. McCleery contingent warrants to purchase up to 47,200 shares of Common Stock at an exercise price of $8.00 per share, said warrants to be exercisable for a period of five years from the respective expiration dates of the warrants previously issued to Mr. McCleery, but only to the extent that the previously issued warrants are not exercised. The original warrants and the contingent warrants were issued outside of the Company's Amended 1993 Stock Option Plan. The contingent warrants constitute one hundred percent (100%) of the warrants issued by the Company to employees during the fiscal year ended June 30, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to exercises of options to purchase Common Stock during the fiscal year ended June 30, 1998 by the Named Officers and unexercised options to purchase Common Stock held by the Named Officers at June 30, 1998.

                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                              SHARES       VALUE            JUNE 30, 1998              AT JUNE 30, 1998(1)
                           ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
NAME                       EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ------------   --------   -----------   -------------   -----------   -------------
Brown F Williams.........      --           --         86,943         83,057         $     0          $0
Douglas J. Greenlaw......      --           --         71,959         48,334         $     0          $0
Samuel A. McCleery.......      --           --         40,833         29,167         $42,500          $0

---------------
(1) Based on the closing price on the Nasdaq National Market on June 30, 1998 ($4.625)

COMPENSATION COMMITTEES' REPORT ON REPRICING OF OPTIONS

     In May 1998 the Compensation Committee recommended and the Board of Directors approved the repricing of certain stock options granted between July 1993 and March 1997 to various officers and directors, including stock options to purchase 170,000, 120,293 and 50,000 shares of Common Stock held by Messrs. Williams, Greenlaw and McCleery, respectively. The repricing was deemed desirable due to the fact that fluctuations in the market value of the Common Stock have made the options no longer appropriate for the purpose for which they were granted: to provide incentives to promote the financial success and progress of the Company. At the date of the repricing the market value of the Common Stock was $5.219 and the exercise price under the options ranged from $12.12 to $20.00. The options were repriced to $8.00, a price $1.00 above the Company's initial public offering price of $7.00 per share.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     In January 1997, the Company and Mr. Williams entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice; provided, however, that Mr. Williams' term of employment will be automatically extended for a period of three years following a change in control of the Company. Pursuant to such agreement, Mr. Williams' base salary will be $225,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Williams is eligible for an annual bonus based on performance measures determined by the Compensation Committee. In the event Mr. Williams' employment is terminated by the Company without cause or in the event Mr. Williams terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of two years or the remainder of his current term of employment.

     In January 1997, the Company and Mr. Greenlaw entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice. Pursuant to the employment agreement, Mr. Greenlaw's base salary is $225,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Greenlaw is eligible for an annual bonus based on performance measures determined by the Compensation Committee. In the event Mr. Greenlaw's employment is terminated by the Company without cause, the agreement provides for a continuation of his then current salary for a period of six months. Mr. Greenlaw has advised the Company that he will not stand for re-election to the Board of Directors and has announced that he plans to step down as President and Chief

Executive Officer by the end of calendar 1998. His employment agreement was amended to that effect in May 1998 (the "Amendment"). Pursuant to the Amendment, the Company will continue to pay Mr. Greenlaw his salary (exclusive of bonuses) through December 31, 1998 and Mr. Greenlaw may provide consulting services to the Company at the Company's request between the date he resigns and February 1, 2001. In addition, the Amendment provided for amendments to the terms of Mr. Greenlaw's stock options. See "Option Grants in Last Fiscal Year," including
Note 4 thereto.

     In March 1997, the Company and Mr. McCleery entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice; provided, however, that Mr. McCleery's term of employment will be automatically extended for a period of three years following a change in control of the Company. Pursuant to such agreement, Mr. McCleery's base salary will be $150,000 per year, subject to increases at the discretion of the Board of Directors. Mr. McCleery is eligible for an annual bonus based on performance measures determined by the Compensation Committee. In the event Mr. McCleery's employment is terminated by the Company without cause or in the event Mr. McCleery terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of two years or the remainder of his current term of employment.

     In February 1998, the Company and Mr. Epstein entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice. Pursuant to the employment agreement, Mr. Epstein's base salary will be $150,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Epstein is eligible for an annual bonus based on performance measures determined by the Compensation Committee. In the event Mr. Epstein's employment is terminated by the Company without cause, he is entitled to receive his then current salary for a period of six months, or twelve months in the event his employment is terminated in his first year of employment. In the event Mr. Epstein terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of six months or the remainder of his current term of employment.

     In addition to provisions in the above-described employment agreements requiring each individual to maintain the confidentiality of the Company's information and assign inventions to the Company, such executive officers have agreed that during the terms of their employment agreements and for two years thereafter, they will not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company.

401(k) PLAN

     In 1998, the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan does not require additional matching contributions to the Plan by the Company on behalf of participants in the Plan. Contributions by employees to the Plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan in any of nine investment options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 15, 1998, except as otherwise indicated, by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the executive officers and the current directors of the Company, and (iii) all of the directors and executive officers as a group.

                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
NAME OF BENEFICIAL OWNER                                        NUMBER      PERCENT
------------------------                                      ----------    --------
Enrique F. Senior(2)........................................  1,114,094       12.3%
c/o Allen & Company Incorporated
711 Fifth Avenue
New York, NY 10020
Allen & Company Incorporated(3).............................  1,092,430       12.1%
711 Fifth Avenue
New York, NY 10020
Eduardo Sitt(4).............................................    645,972        7.8%
c/o Presencia en Medios, S.A. de C.V
Paseo de las Palmas
No. 735, desp 206
11000 Mexico, DF
Presencia en Medios, S.A. de C.V.(5)........................    614,308        7.5%
Paseo de las Palmas
No. 735, desp 206
11000 Mexico, DF
Brown F Williams(6).........................................    504,792        6.1%
c/o Princeton Video Image, Inc.
15 Princess Road
Lawrenceville, NJ 08648
Jerome J. Pomerance(7)......................................    191,506        2.3%
Samuel A. McCleery(8).......................................    172,978        2.1%
John B. Torkelsen(9)........................................    120,514        1.5%
Lawrence Lucchino(10).......................................    101,664        1.2%
Douglas J. Greenlaw(11).....................................    102,792        1.2%
Lawrence L. Epstein(12).....................................     25,000          *
All directors and executive officers as a group (9
persons)(13)................................................  2,979,312       30.9%

---------------
  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

     Applicable percentage of ownership is based on 8,183,552 shares of Common Stock outstanding as of September 15, 1998. Outstanding shares of Series A and Series B Preferred Stock are not reflected above because such Preferred Stock has no voting rights and is not convertible. See "Description of Capital Stock-Preferred Stock."

 (2) Includes 234,204 shares of Common Stock and 478,226 shares of Common Stock underlying warrants owned of record by Allen & Company Incorporated ("Allen"), of which Mr. Senior is a Managing Director and Executive Vice President. Also includes 380,000 shares of Common Stock underlying the Representatives' Warrants received by Allen as partial consideration for services rendered on behalf of the Company with respect to the Company's initial public offering. See "Certain Transactions." (See Note 3.) The Company has been informed by Allen that the shares of Common Stock owned of record by Allen reflect ownership of such shares on behalf of Allen and certain of its officers, directors and employees. By virtue of his positions with Allen, Mr. Senior may, under certain circumstances derive economic benefit from such securities. Includes 21,664 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 1998. Does not include 6,436 shares of Common Stock held directly by certain officers, directors or employees of Allen.

 (3) Includes 478,226 shares of Common Stock underlying warrants. Also includes 380,000 shares of Common Stock underlying the Representatives' Warrants received by Allen as partial consideration for services rendered on behalf of the Company with respect to the Company's initial public offering. See "Certain Transactions." Does not include shares of Common Stock underlying options owned by Enrique F. Senior, a Managing Director and Executive Vice President of Allen and a director of the Company. Does not include 6,436 shares of Common Stock held directly by certain officers, directors or employees of Allen. (See prior footnote.)

 (4) Includes 579,376 shares of Common Stock and 34,932 shares of Common Stock underlying warrants owned by Presencia, of which Mr. Sitt is President and a principal shareholder. (See Note 5.) Includes 31,664 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 1998.

 (5) Includes 579,376 shares of Common Stock and 34,932 shares of Common Stock underlying warrants. Does not include shares of Common Stock underlying options owned by Eduardo Sitt, the President and a principal shareholder of Presencia and a director of the Company. (See prior footnote.)

 (6) Includes 3,266 shares of Common Stock owned by Sandra Williams, as custodian for Bronwyn Williams, Mr. and Mrs. Williams' minor daughter, and 3,266 shares owned by Sandra Williams, Mr. Williams' wife. Also includes 387,706 shares of Common Stock and 110,554 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 1998. Does not include 5,000 and 2,200 shares of Common Stock owned by Mr. Williams' brother and a trust of which Mr. Williams' mother is a beneficiary, respectively. Mr. Williams disclaims beneficial ownership of the shares of Common Stock that are owned by Sandra Williams, individually and as custodian for Bronwyn Williams.

 (7) Includes 20,000 shares of Common Stock owned by J.J. Pomerance & Co., Inc. of which Mr. Pomerance is the President. Also includes 129,842 shares of Common Stock and 41,664 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 1998.

 (8) Includes 78,000 shares of Common Stock, 47,200 shares of Common Stock underlying warrants and 47,778 shares of Common Stock underlying options granted to Mr. McCleery that were exercisable within 60 days of September 15, 1998.

 (9) Includes 5,992 shares of Common Stock owned by Pamela R. Torkelsen, Mr. Torkelsen's wife, and 29,658 shares of Common Stock and 48,200 shares of Common Stock underlying warrants owned by Princeton Venture Research, Inc., a company of which Mr. Torkelsen is the sole shareholder. Also includes 15,000 shares of Common Stock owned by Acorn Technology Fund, L.P., a limited partnership of which Acorn Technology Partners, L.L.C. is the general partner. Mr. Torkelsen is the Manager of Acorn Technology Partners. Includes 21,664 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 1998. Mr. Torkelsen disclaims beneficial ownership of the shares of Common Stock that are owned by Mrs. Torkelsen.

(10) Includes 80,000 shares of Common Stock underlying options owned by LL Sports Inc. that were exercisable within 60 days of September 15, 1998. Mr. Lucchino controls LL Sports Inc. Also includes 21,664 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 1998.

(11) Includes 12,500 shares of Common Stock and 80,292 shares of Common Stock underlying options granted to Mr. Greenlaw that were exercisable within 60 days of September 15, 1998. Also includes 10,000 shares purchased by Mr. Greenlaw subsequent to September 15, 1998.

(12) Includes 25,000 shares of Common Stock underlying options granted to Mr. Epstein that were exercisable within 60 days of September 15, 1998.

(13) Includes 988,558 shares of Common Stock underlying warrants. Includes 481,944 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 1998.

     As of September 15, 1998, the only executive officer or current director of the Company who beneficially owned shares of Series A Preferred Stock was Brown F Williams, who held 700 shares of Series A Preferred Stock, or 1.0% of the outstanding Series A Preferred Stock. (The foregoing does not include the holdings of a trust of which Mr. Williams' mother is a beneficiary.)

     As of September 15, 1998, the only executive officers or current directors of the Company who beneficially owned shares of Series B Preferred Stock were John B. Torkelsen, who beneficially owned 6,200 shares of Series B Preferred Stock (of which 1,000 shares were owned by Pamela R. Torkelsen, Mr. Torkelsen's wife, and 5,200 shares were owned by PVR, a company of which Mr. Torkelsen is the sole shareholder), and Eduardo Sitt, who beneficially owned 6,041 shares of Series B Preferred Stock (all of which was owned by Presencia, a company of which Mr. Sitt is President and a principal shareholder). Mr. Torkelsen and Mr. Sitt beneficially own 7.2% and 7.0% of the outstanding Series B Preferred Stock, respectively, and 14.2% of the outstanding Series B Preferred Stock, collectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

  Consulting Agreements

     John B. Torkelsen, a director of the Company, is the sole shareholder and President of Princeton Venture Research, Inc. ("PVR"), a shareholder of the Company. PVR entered into an arrangement with the Company regarding the services of a consultant that PVR provided to the Company for several months in 1995. In connection with such arrangement, in September 1997 the Company granted PVR warrants to purchase 20,000 shares of Common Stock at an exercise price of $4.50 per share. Commencing in July 1997, PVR furnished the Company with extensive consulting services in connection with financial structuring, negotiations with various major shareholders and preparation of the Bridge Financing. In connection with such services, the Company has paid PVR a fee of $100,000. In consideration for financial advisory services rendered to the Company in connection with the Company's October 1997 bridge financing, the Company paid PVR Securities, Inc., an affiliate of PVR, a fee of $70,000, or five percent of the gross proceeds of such bridge financing obtained from investors introduced to the Company by PVR Securities, Inc. In connection with the exercise of warrants to purchase Common Stock in May 1995, Mr. Torkelsen, Pamela R. Torkelsen, Mr. Torkelsen's wife, and PVR executed promissory notes in favor of the Company in the amounts of $80,000, $20,000 and $24,000, respectively. Such transactions were canceled on February 1, 1998. In connection with the purchase of Common Stock under the Company's 1997 rights offering, Mrs. Torkelsen and PVR executed promissory notes in favor of the Company in the amounts of $9,720 and $50,542.50, respectively. Such notes were subsequently paid in full by Mrs. Torkelsen and PVR. Mr. Torkelsen is the Manager and a member of Acorn Technology Partners, L.L.C., the general partner of Acorn Technology Fund, L.P., which purchased 1.5 units in the Company's October 1997 bridge financing. Each unit consisted of one note in the principal amount of $100,000 and a warrant to purchase 10,000 shares of Common Stock at an exercise price of $0.01 per share. The purchase price of each unit was $100,000. In January 1998, Acorn Technology Fund L.P. exercised their warrants to purchase 15,000 shares of Common Stock.

     Enrique F. Senior, a director of the Company, is a Managing Director and Executive Vice President of Allen & Company Incorporated ("Allen"), which is a principal shareholder of the Company, furnishes general financial advisory services to the Company from time to time and acted as a representative of the several underwriters in the Company's initial public offering. Except as described herein, no fees have been paid to Allen or to Mr. Senior in connection with such services and there are no arrangements providing for the payment of fees for such services. Pursuant to a placement agent agreement, Allen was paid a fee of $247,000 plus expenses, and received warrants to purchase 28,226 shares of Common Stock at an exercise price of $19.25 per share, for raising funds for the Company in a financing that closed in February 1996. In May 1998 the exercise price of such warrants was reduced to $8.00 per share. See "-- Warrant Repricing" below. Allen, as a representative of the several underwriters, received underwriting discounts and commissions in the aggregate amount of approximately $1,306,666.67, as well as warrants initially exercisable for 380,000 shares of Common Stock at an exercise price of $8.40 per share, for services rendered on behalf of the Company relating to its initial public offering. See "Security Ownership of Certain Beneficial Owners and Management." Allen may serve as a market maker for the Common Stock.

     In 1993, the Company entered into a 50/50 joint venture with Presencia, a principal shareholder of the Company, pursuant to which the parties formed Publicidad Virtual, S.A. de C.V., a Mexican limited liability company ("Publicidad"), which was granted an exclusive, royalty-free license to use, market and sub-license the Company's L-VIS System throughout Mexico, Central and South America and the Spanish-speaking markets in the Caribbean basin. Presencia was granted warrants to purchase 24,000 shares of Common Stock at an exercise price of $15.00 per share in March 1996, in consideration of Presencia's expenses incurred by Presencia in connection with Publicidad. In May 1998 the exercise price of such warrants was reduced to $8.00 per share. See "-- Warrant Repricing" below. Such warrants expire in March 2001. Presencia purchased three units in the Company's October 1997 bridge financing. Following the closing of such bridge financing, a bridge financing investor assigned an additional 100,000 warrants to Presencia. In January 1998 Presencia purchased 130,000 shares of the Common Stock of the Company upon the exercise of bridge financing warrants. Mr. Eduardo Sitt is the President and a principal shareholder of Presencia. See "Election of Directors" and "Security Ownership of Certain Beneficial Owners and Management."

  Indebtedness of Management

     Brown F Williams, Chairman of the Board of the Company, exercised a warrant to purchase 190,000 shares of Common Stock in July 1997 in exchange for his non-recourse promissory note in the principal amount of $475,000, the aggregate exercise price of such warrants. Such note bears an annual interest rate of 8.5% and has a term of five years. However, the note will become payable in full when all of the shares issued upon the exercise of such warrants become freely transferable under applicable securities laws. Mr. Williams' obligations under the note are secured by a pledge of such shares, and Mr. Williams is required to assign to the Company any cash or marketable securities received with respect to such shares. In connection with the exercise of the warrant in exchange for a non-recourse note, the Company recorded a compensation charge of $261,250 in the first quarter of Fiscal 1998. As of October 1, 1998, the entire loan amount of $522,069, including accrued interest, remained outstanding.

     Samuel A. McCleery, Vice President of Marketing and Sales of the Company, exercised a warrant to purchase 72,000 shares of Common Stock in July 1997 in exchange for his non-recourse promissory note in the principal amount of $180,000, the aggregate purchase price of such warrants. The terms of such note, and of the pledge of such shares that secures Mr. McCleery's obligations under the note, are identical to those of Mr. Williams' note and pledge. In connection with the exercise of the warrant in exchange for a non-recourse note, the Company recorded a compensation charge of $99,000 in the first quarter of Fiscal 1998. As of October 1, 1998, the entire loan amount of $197,835, including accrued interest, remained outstanding.

     The total number of shares issued to Brown F Williams and Samuel A. McCleery in exchange for notes payable to the Company which were outstanding as of June 30, 1998 is 262,000 shares of Common Stock (or 3.2% of the outstanding shares of Common Stock). Specifically, Mr. Williams received 190,000 shares of Common Stock in exchange for a note in the amount of $475,000 and Mr. McCleery received 72,000 Shares of Common Stock in exchange for a note in the amount of $180,000.

     In December 1997, Messrs. Williams and McCleery signed non-recourse promissory notes (the "Tax Notes") in the amounts of $122,920 and $46,580, respectively, as consideration for money received for the express purpose of paying the tax liabilities incurred by each of them in connection with the exercise of their warrants. The obligations under the Tax Notes are secured by pledge agreements pursuant to which each of Messrs. Williams and McCleery pledged their shares of Common Stock. Each of the Tax Notes bears an annual interest rate of 8.5%. Each of the Tax Notes becomes due and payable upon the earlier of (i) the first anniversary of the date on which all of such officer's pledged shares become freely transferable, and (ii) the date on which such officer sells, assigns or otherwise disposes of, for consideration, any interest in any share of capital stock of the Company. As of October 1, 1998, the entire loan amounts of $130,715 and $49,536, including accrued interest, remained outstanding under Messrs. Williams' and McCleery's Tax Notes, respectively.

  Registration Rights

     The Company has granted certain demand and "piggyback" registration rights to the holders of 3,583,652 outstanding shares of Common Stock and 792,130 shares of Common Stock issuable upon the exercise of outstanding warrants, including Allen & Company Incorporated, Presencia en Medios, S.A. de C.V., Brown F Williams, Sandra Williams, Douglas J. Greenlaw, Samuel A. McCleery, Jerome J. Pomerance, Pamela R. Torkelsen and Princeton Venture Research, Inc. The Company has also granted registration rights with respect to the 400,000 shares of Common Stock issuable upon the exercise of the warrants granted to the representatives of the several underwriters of the Company's initial public offering of Common Stock in December 1997, including 380,000 shares of Common Stock underlying a warrant granted to Allen & Company Incorporated. Subject to certain conditions and limitations, the registration rights granted to such holders give them the right to require the Company to register all or any portion of the Common Stock held by them or issuable upon the exercise of warrants held by them that are not transferable in a three-month period pursuant to Rule 144 (collectively, the "Registrable Securities") in connection with any registration by the Company of its securities on certain registration statements under the Securities Act. Commencing in December 1998, the holders of at least 200,000 shares of the Registrable Securities may request registration on Form S-3 once during any 12-month period, if such registration is available to the Company at the time of such request and the shares to be registered constitute at least two percent of the Common Stock (calculated on a fully diluted basis). Following such a request, all holders of Registrable Securities will be given an opportunity to participate in such registration. The registration rights described herein are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. The Company is required to bear the expenses of all such registrations, except for the underwriting discounts and commissions relating to the sale of the shares of Common Stock held by such investors.

  Warrant Repricing

     As of May 28, 1998 the Board of Directors of the Company reduced to $8.00 per share the exercise price of various warrants, including warrants held by the following parties with respect to the aggregate number of shares indicated: (i) Allen & Company Incorporated -- 478,226 shares, (ii) Princeton Venture Research, Inc. -- 28,200, and (iii) Presencia en Medios, S.A. de C.V. -- 34,932 shares. As of the date of the repricing the market value of the Common Stock was $5.219 per share and the exercise price under the warrants ranged from $12.50 to $19.25 per share.

  Additional Transactions

     Douglas J. Greenlaw, Chief Executive Officer and President of the Company, purchased one unit in the Company's October 1997 bridge financing. Each unit consisted of one note in the principal amount of $100,000 and a warrant to purchase 10,000 shares of Common Stock at an exercise price of $0.01 per share. In July 1998, Mr. Greenlaw purchased 10,000 shares of Common Stock upon the exercise of such warrant.

                   RATIFICATION OF AMENDMENT TO INCREASE THE
           AUTHORIZED SHARES UNDER THE AMENDED 1993 STOCK OPTION PLAN

GENERAL

     The Board of Directors of the Company has approved an amendment to the Amended 1993 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 1,560,000 to 2,160,000. At June 30, 1998, options to purchase 1,317,507 shares were outstanding under the Plan, leaving 242,493 shares available for grant. In the event that any option under the Plan expires or is terminated without having been exercised in full, the shares of

Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan. At October 1, 1998 the market value of the Common Stock underlying the options was $4.125 per share based on the closing price.

     The Plan was adopted by the Board of Directors and ratified by the stockholders of the Company in August 1993. Directors, officers, employees and consultants of the Company or any of its subsidiaries are eligible to receive options pursuant to the terms of the Plan. The Company currently has seven directors (one of whom advised the Company that he will not stand for re-election to the Board of Directors at the Meeting), four officers (two of whom are also directors), approximately 47 employees (including the officers) and seven consultants. The Board believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available employees, officers, directors and consultants. Furthermore, the Company's President, has announced that he will step down by the end of calendar 1998 and the Company has initiated a search for a Chief Executive Officer. The Company believes that it may be necessary to include stock options as additional compensation for a Chief Executive Officer. An increase in the number of shares available under the Plan is necessary to provide sufficient shares to achieve these goals.

     Stockholder approval of the amendment to the Plan is being sought to satisfy Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") which requires stockholder approval of amendment of the Plan in order that options granted under the Plan may qualify as incentive stock options ("ISOs") and thus be entitled to receive special tax treatment under the Code and to satisfy a Bylaw of the National Association of Securities Dealers which requires companies whose shares are reported on the NASDAQ National Market System to obtain stockholder approval of stock option plans.

     Options granted under the Plan may be either ISO's as defined in Section 422 of the Code, or non-qualified stock options ("NQSOs"). ISOs may be granted only to employees of the Company and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Plan: (1) an ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years, (2) the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) may not exceed $100,000, (3) the exercise price of an ISO must be not less than the fair market value of the stock at the time the option is granted, (4) ISOs may not be sold, pledged or otherwise transferred other than by will or by the laws of descent and distribution, and (5) in the event of termination of an ISO holder's employment with the Company, any ISOs which are then exercisable must be exercised within three months of such termination (or within twelve months if the termination is the result of death or disability).

     Options that do not meet the above qualifications will be treated as NQSOs.

TERMS OF THE PLAN.

     Administration of the Plan. With respect to grants of options to employees or consultants who are also officers or directors of the Company, the Plan is administered by the Board of Directors of the Company, or a committee constituted in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and other applicable law. With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the Plan is administered by (1) the Board, or (2) a committee designated by the Board.

     The Plan may be administered by multiple administrative bodies. Presently, the Plan is administered by the Board. The Board or a committee designated by the Board, as the case may be, shall, in its capacity as administrator, be hereinafter referred to as the "Administrator."

     Powers of the Administrator. In addition to the functions otherwise discussed in this Proxy Statement, the Administrator shall determine, subject to the terms and conditions of the Plan, (1) the consultants and employees to whom options may be granted, (2) whether and to what extent options are granted, (3) the number of shares covered by an option, (4) the consideration to be paid upon the exercise of an option, and (5) all other terms and conditions of an option.

     Exercise Price. The exercise price of an option is determined by the Board, subject to the applicable provisions of the Code, as discussed above.

     Agreement.  Options will be evidenced by written agreements.

     Term of Option; Vesting. The term of an option will be stated in the option agreement, provided that no option may be exercisable after the expiration of ten years from the date it is granted and no ISO granted to a holder of ten percent of the total voting power of the Company may be exercisable after the expiration of five years from the date it is granted.

     Transferability. Options may not be sold or otherwise transferred other than by will or by the laws of descent and distribution and during the lifetime of the optionee shall be exercisable only by the optionee.

     Adjustments. Appropriate adjustments will be made in the number of shares of stock covered by the Plan or subject to options granted under the Plan, and in the exercise price per share of such options, in the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration.

     In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the optionee at least fifteen days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

     In the event of a merger of the Company with or into another corporation, options shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not assume the options or substitute equivalent options, the Board shall provide for optionees to have the right to exercise options as to all underlying stock, including shares as to which the options would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify optionees that the options shall be fully exercisable for a period of fifteen (15) days from the date of notice, and the options will terminate upon the expiration of such period.

     Amendment and Termination of the Plan. Options may be granted under the Plan from time to time until August 2003. The Board may at any time terminate or amend the Plan, provided that (i) no amendment can be made which would impair the rights of any optionee under any grant theretofore made without the consent of the optionee, and (ii) stockholder approval must be obtained for any amendment for which such approval is required by applicable laws or regulations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary discusses certain of the federal income tax consequences associated with options granted under the Plan. This description of tax consequences is based upon present federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Plan. Accordingly, each optionee should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of an option and any subsequent exercise and whether any action is appropriate.

     Non-Qualified Stock Options. There are no federal income tax consequences associated with the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Company's Common Stock on the date of exercise. Any gain realized on disposition of shares purchased upon exercise of the NQSO will be treated as capital gain for federal income tax purposes.

     Incentive Stock Options. There will be no regular federal income tax liability upon exercise of an ISO. However, the "spread" between the exercise price and the fair market value of the Company's Common Stock on the date of exercise will be treated as an adjustment to income for federal alternative minimum tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise.

     Any gain realized on disposition of shares purchased upon exercise of an ISO will be treated as long-term capital gain for federal income tax purposes if such shares are held for at least twelve months after the date of the issuance of the shares pursuant to the exercise of the ISO and are disposed of at least two years after the date of grant of the ISO. If the shares are disposed of within twelve months after the date of issuance of the shares or within two years after the date of grant of the ISO, the optionee will recognize compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price of the ISO.

     Compensation Deduction. To the extent compensation income is recognized by an optionee in connection with the exercise of a NQSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

     As of October 1, 1998, the Company had granted options to purchase an aggregate of 1,317,507 shares of Common Stock (net of cancellations) under the Plan at a weighted average exercise price of $8.35 per share. As of October 1, 1998, options to purchase 933,862 shares of Common Stock were exercisable and options to purchase zero (0) shares of Common Stock had been exercised under the Plan. See "Election of Directors -- Compensation of Directors."

     As of October 1, 1998, the following persons or groups had received options to purchase shares of Common Stock under the Plan as follows: (i) the Chief Executive Officer and the other executive officers: Brown F Williams 170,000 shares, Douglas J. Greenlaw 120,293 shares, Samuel A. McCleery 70,000 shares, and Lawrence Epstein 100,000 shares; (ii) all current executive officers of the Company as a group: 460,293 shares; (iii) all current directors who are not executive officers as a group: 180,000 shares; (iv) each nominee for director who is not the Chief Executive Officer or an executive officer: Lawrence Lucchino 30,000 shares, Jerome J. Pomerance 50,000 shares, Enrique F. Senior 30,000 shares, Eduardo Sitt 40,000 shares, and John B. Torkelsen 30,000 shares;
(v) all employees, including all current officers who are not executive officers, as a group: 180,000 shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE COMPANY'S AMENDED 1993 STOCK OPTION PLAN.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has, subject to shareholder ratification, retained PricewaterhouseCoopers LLP to serve as independent public accountants of the Company for the fiscal year ending June 30, 1999 because it is an internationally recognized accounting firm familiar with the accounting, tax and financial issues that relate to and affect technology companies involved in sports advertising. PricewaterhouseCoopers LLP has personnel that specialize in high technology and sports advertising and has assigned such personnel to work with Princeton Video Image, Inc. PricewaterhouseCoopers LLP also served as independent public accountants of the Company for the fiscal year ended June 30, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

     One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the NASD. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1997 except that Form 3s reflecting the holdings of Messrs. Williams, McCleery, Lucchino, Sitt and Pomerance were originally submitted for filing with the Securities and Exchange Commission on December 16, 1997 and, because the initial filings were deemed illegible by the SEC, were resubmitted and filed on December 23, 1997 or, with respect to Mr. Sitt, on January 9, 1998. Form 3s reflecting the holdings of Messrs. Greenlaw and Torkelsen were filed one and seven days late, respectively.

                            SHAREHOLDERS' PROPOSALS

     Shareholders deciding to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders must advise the Chairman of the Company of such proposals in writing by August 12, 1999. In addition, the proxy solicited by the Board of Directors of the Company for the 1999 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Chairman of the Company receives written notice of such proposal no later than September 25, 1999.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company has retained the services of American Stock Transfer & Trust Company to assist in the proxy solicitation at a fee estimated to be $2,500. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

     PRINCETON VIDEO IMAGE, INC. HAS FURNISHED, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON NOVEMBER 6, 1998 AND WILL FURNISH TO EACH BENEFICIAL STOCKHOLDER SUCH REPORT UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          Samuel A. McCleery,
                                          Vice President, Marketing and Sales,
                                          and Assistant Secretary

Lawrenceville, New Jersey
October 28, 1998

                                 REVOCABLE PROXY
[X] PLEASE MARK VOTES       PRINCETON VIDEO IMAGE, INC.
    AS IN THIS EXAMPLE

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS

      The undersigned hereby constitutes and appoints Brown F Williams, Samuel
A. McCleery and Lawrence Epstein and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Princeton Video Image, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey at 9:00 A.M., local time, on Thursday, December 10, 1998, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

                                                             With-       For All
                                                  For        hold         Except
1. ELECTION OF DIRECTORS.                         [ ]         [ ]          [ ]
    (Mark one only)


NOMINEES: BROWN F WILLIAMS, LAWRENCE LUCCHINO, JEROME J. POMERANCE, ENRIQUE F. SENIOR, EDUARDO SITT AND JOHN B. TORKELSEN


(INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

Please be sure to sign and date
  this Proxy in the box below                          Dated:


Signature of Shareholder                Signature of Shareholder if held Jointly


                                                 For       Against       Abstain
2. Approval of proposal to ratify the            [ ]         [ ]           [ ]
   appointment of PricewaterhouseCoopers
   LLP as the independent public
   accountants of the Company for the
   fiscal year ending June 30, 1999.

                                                 For       Against       Abstain
3. Approval of proposal to ratify the            [ ]         [ ]           [ ]
   amendment of the Company's Amended 1993
   Stock Option Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 1,560,000 shares to 2,160,000 shares.

                                                I Will     Will Not   Attend the
4. In their discretion, the proxies are          [ ]         [ ]        Meeting
   authorized to vote upon other matters as may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                           PRINCETON VIDEO IMAGE, INC.
--------------------------------------------------------------------------------
This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY